Exhibit 99.1

Velo3D Announces Debt for Equity Exchange Transaction

Significantly Delevers Balance Sheet

Arrayed Notes Acquisition Corp to Become Majority Equity Holder of Velo3D

●	81.7% of the outstanding senior secured notes to be cancelled
●	Velo3D Board of Directors Unanimously Approved the Transaction
●	Velo3D to remain a public Company and continue to serve its customers

FREMONT, California – December 24, 2024 – Velo3D, Inc. (OTCQX: VLDX) (“Velo3D” or the “Company”), the leader in scalable metal 3D printing technology for production manufacturing, today announced a debt for equity exchange where approximately $22.4 million or 81.7% in principal amount of its outstanding senior secured notes, plus approximately $369 thousand of accrued interest on such notes, held by Arrayed Notes Acquisition Corp. (the “Holder”) will be cancelled in exchange for an issuance of 185,151,333 newly issued shares of the Company’s common stock to the Holder. The Holder will continue to hold approximately $5 million of the outstanding senior secured notes following the transaction. With the completion of this transaction, the Holder will hold 95% of Velo3D’s issued and outstanding common stock. Shares of Velo3D’s issued and outstanding common stock not held by the Holder will remain publicly traded on OTCQX.

Arun Jeldi, CEO of Arrayed Additive, Inc., parent company of the Holder, will be appointed as CEO of Velo3D and as a member of Velo3D’s Board of Directors. In connection with the exchange transaction, Mr. Carl Bass, Ms. Ellen Smith, Ms. Gabrielle Toledano, Mr. Matthew Walters, Mr. Benyamin Buller and Mr. Darryl Porter have resigned from Velo3D’s Board of Directors and, if applicable, all committees of the Board of Directors on which they serve. Velo3D’s Board of Directors will be reduced from 10 to 5 members upon the closing of the exchange transaction. Brad Kreger will remain with the Company as its Chief Operating Officer.

The significant reduction in the outstanding senior secured notes greatly alleviates Velo3D’s overall debt obligations and allows the Company to focus on its operations and continue to deliver its market leading solutions to its customers.

“I am excited to work with Arun and the Arrayed Additive team to reposition the Company for future success,” said Brad Kreger, the newly appointed Chief Operating Officer of Velo3D. “With the majority of our senior secured notes cancelled, we are now in a stronger financial position, enabling us to focus our efforts on the future of Velo3D and delivering unparalleled large-format metal 3D printing capabilities to our global customer base,”

“Velo3D’s industry leading technology and capabilities allow Arrayed Additive to greatly expand our services and product offering to our customers. Velo3D’s focus on defense, space / aerospace and technology end-markets is complementary to Arrayed Additive’s customer base and our leading technology in light weight precision manufacturing using magnesium and aluminum alloy further expands Velo3D’s capabilities. I am thrilled to lead Velo3D into a new chapter of growth”, said Arun Jeldi, Arrayed Additive CEO.

Advisors:

In connection with the exchange transaction, Sidley Austin LLP is serving as legal advisor and Berkeley Research Group, LLC is serving as financial advisor to the Company. Arnold & Porter Kaye Scholer LLP is serving as legal advisor to Arrayed Additive.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations regarding its performance, the Company’s strategic realignment and initiatives, the Company’s expectations regarding its liquidity and capital requirements, the Company’s expectations regarding the timing of deferred orders, the Company’s expectations regarding its potential cost savings, and the Company’s other expectations, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “FY 2023 10-K”), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 3, 2024, the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which was filed by the Company on August 14, 2024 (the “Q2 2024 10-Q”), and the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the Company to execute its business plan, which may be affected by, among other things, competition, the Company’s liquidity position/lack of available cash, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) the Company’s ability to continue as a going concern; (3) the Company’s ability to service and comply with its indebtedness; (4) the Company’s ability to raise additional capital in the near-term; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties described in the FY 2023 10-K and the Q2 2024 10-Q, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Velo3D:

Velo3D is a metal 3D printing technology Company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The Company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system. Through this vertically integrated approach, the Velo3D ecosystem facilitates scalable metal AM using the same print file across any Sapphire system, ensuring repeatable outcomes without the need for additional optimization. This enhances manufacturing scalability and supply chain flexibility, allowing Velo3D customers to seamlessly adapt to fluctuating demand. The Company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Aerojet Rocketdyne, Lockheed Martin, Avio, and General Motors. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2023. For more information, please visit Velo3D.com, or follow the Company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW, FLOW DEVELOPER, and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.

About Arrayed Additive, Inc.

Arrayed Additive, Inc. is a leader in lightweight additive manufacturing technologies in the aerospace and defense sectors. It is focused on developing key technologies using magnesium and aluminum lightweight alloys.

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Investor Relations:

Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contact:

Velo3D

press@velo3d.com